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                                                                EXHIBIT 99.1



                                   EXX INC
                                  SUITE 689
                           1350 EAST FLAMINGO ROAD
                             LAS VEGAS, NV 89119


                   DAIMLERCHRYSLER AWARDS SIGNIFICANT NEW
                   --------------------------------------
                 POWERTRAIN BUSINESS TO A NEWCOR SUBSIDIARY
                 ------------------------------------------

LAS VEGAS, NV. MAY 9, 2005--EXX INC (AMEX: EXX-A AND EXX-B) TODAY REPORTED THAT ONE OF THE SUBSIDIARIES OF NEWCOR, INC. (A 99% OWNED SUBSIDIARY OF EXX
INC) HAS RECEIVED PURCHASE ORDERS FROM DAIMLERCHRYSLER CORPORATION (DCX) TO MACHINE AXLES FOR TWO CURRENT POWERTRAIN PROGRAMS. THE ANTICIPATED SALES WOULD APPROXIMATE A 20% INCREASE OVER EXX'S CURRENT SALES AND PROFITABILITY ON AN ANNUAL BASIS. PRODUCTION UNDER THE CONTRACTS IS PLANNED TO BEGIN SHORTLY AND BUILD UP TO FULL PRODUCTION LEVELS IN THE FOURTH QUARTER OF 2005.

IN 2004, EXX HAD ANNOUNCED THAT NEWCOR HAD BEEN NOTIFIED BY ITS MAJOR CUSTOMER, AMERICAN AXLE & MANUFACTURING, THAT NEWCOR WOULD LOSE CERTAIN AXLE MACHINING BUSINESS DUE TO AMERICAN AXLE'S STRATEGIC DECISION TO IN-SOURCE AXLE MACHINING. THIS LOST BUSINESS IS STILL ANTICIPATED BY NEWCOR COMMENCING WITH THE WITHDRAWAL OF TWO PARTS IN THE THIRD QUARTER OF 2005 WITH INCREASING VOLUMES OF PARTS BEING WITHDRAWN THROUGH 2006. IT IS ANTICIPATED THAT WHEN AND AS AMERICAN AXLE COMPLETES THE INSOURCING PROGRAM THE LOST BUSINESS WILL BE APPROXIMATELY THE SAME SALES VOLUME AND PROFITABILITY AS THE NEW BUSINESS AWARDED BY DAIMLERCHRYSLER.

THE ABOVE RESULTS OF OPERATIONS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE COVERED UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LEGISLATION REFORM ACT OF 1995 WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ALTHOUGH EXX INC BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE REALIZED. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS WHICH MAY CAUSE EXX INC'S ACTUAL RESULTS AND CORPORATE DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPECTED. FACTORS THAT COULD CAUSE RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM EXX INC'S EXPECTATIONS INCLUDE, WITHOUT LIMITATION, CHANGES IN MANUFACTURING AND SHIPMENT SCHEDULES, NEW PRODUCT AND TECHNOLOGY DEVELOPMENTS, COMPETITION WITHIN EACH BUSINESS SEGMENT, CYCLICALITY OF THE MARKETS FOR THE PRODUCTS OF A MAJOR SEGMENT, LITIGATION, SIGNIFICANT COST VARIANCES, THE EFFECTS OF ACQUISITIONS AND DIVESTITURES, AND OTHER RISKS.